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                                                                    EXHIBIT 99.1

                             JOINT FILING AGREEMENT

      Each of the undersigned persons hereby agrees and consents to this joint filing of Schedule 13G (including any and all amendments thereof) on their behalf pursuant to Section 13(d) and (g) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder. Each of these persons is not responsible for the completeness or accuracy of the information concerning the other persons making this filing, unless such person knows or has reason to believe that such information is inaccurate.

Date: February 11, 2005

                                       By: /s/ Luis Alberto Harvey McKissack
                                           ----------------------------------
                                       Name: Luis Alberto Harvey McKissack
                                       Title:

                                       By: /s/ Arturo J. Saval Perez
                                           ----------------------------------
                                       Name: Arturo J. Saval Perez
                                       Title:

                                       By: /s/  Thomas C. Barry*
                                           ----------------------------------
                                       Name: Thomas Barry
                                       Title:

                                       * By John P. Irwin as attorney -in - fact

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